UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2020

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑32583	13‑3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221‑7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On April 28, 2020, Full House Resorts, Inc. (the “Company”) executed the Third Amendment to Indenture dated as of April 28, 2020 (the “Amendment”), to amend the Indenture dated as of February 2, 2018 (as amended and supplemented, the “Indenture”), among the Company, the Company’s subsidiaries as guarantors (the “Guarantors”) and Wilmington Trust, National Association, in its capacity as trustee, collateral agent and calculation agent (the “Trustee”). The Indenture governs the senior secured notes due 2024 issued by the Company in the aggregate principal amount of $110.0 million (the “Notes”).

As previously reported, various state governments ordered the temporary closure of casinos in their respective states, including all of the Company's casinos and related operations. As a result, the Company anticipates that certain Events of Default may occur by reason of violation of: (i) Section 4.41 (Total Leverage Ratio) of the Indenture for the measurement period ending on March 31, 2020; and (ii) Section 4.03(a)(1) (Financial Information; Notices) of the Indenture, that requires the Company to deliver financial statements to each noteholder without a “going-concern” or like qualification or exception (collectively, the “Anticipated Events of Default”).

Pursuant to the Amendment, the parties agreed to (i) waive, on a one-time only basis, the Anticipated Events of Default; and (ii) amend the Section 3.07(b) of the Indenture by deleting and replacing the table therein with the following table:

Time Periods	Percentage
On or after February 2, 2019 to February 1, 2020	102.000%
On or after February 2, 2020 to February 1, 2021	101.650%
On or after February 2, 2021 to February 1, 2022	100.650%
On or after February 2, 2022	100.150%

The Company paid a waiver fee in the amount of $376,775 to the holders of its Notes. Additionally, the Company rectified an issue regarding its previous pledge of land assets in Cripple Creek, Colorado under the Indenture.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits
	No.	Description
	4.1	Third Amendment to Indenture, dated as of April 28, 2020, by and among Full House Resorts, Inc., Wilmington Trust, National Association and the Guarantors (as named therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: April 29, 2020	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer